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                                                                Exhibit No. 1.02


                                                                       Exhibit A


                             THE PRICE FUND I, L.P.

                             Selling Agent Agreement

Ladies and Gentlemen:


     Pursuant to a Selling Group Manager Agreement ("Selling Group Manager Agreement") dated March 31, 2003, we have agreed to use our best efforts to sell up to 50,000 units of limited partnership interest ("Units") of The Price Fund I, L.P. (the "Partnership") in a public offering (the "Offering") by means of a Registration Statement on Form S-1 (File No. 333-74176 under the Securities Act of 1933, as amended (the "Securities Act"). We have been selected by the Partnership to offer the Units as selling agent. The Units and the terms of the Offering are described in the enclosed Prospectus contained in such Registration Statement (the "Prospectus") and in the enclosed Selling Group Manager Agreement, receipt of which you hereby acknowledge. Defined terms used herein have the meanings ascribed to them in the Selling Group Manager Agreement, unless otherwise defined herein.


     We invite your participation in the Offering as a selling agent to solicit orders for Units, subject to the terms and conditions set forth below and in the Prospectus and the Selling Group Manager Agreement. Neither you nor any other person is authorized to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Units, and you agree (which agreement is also for the benefit of the Partnership) not to give any such information or make any such representations. By entering into this Agreement, you acknowledge your understanding that the Units are being offered only in those jurisdiction listed in that certain Blue Sky Memorandum issued to the Partnership, and delivered to you, and are being offered in reliance on exemptions from registration available in those jurisdictions. In connection with your participation in the Offering, you agree (which agreement is also for the benefit of the Partnership) that you will comply with any requirements necessary to cause the Offering to qualify under applicable Blue Sky Laws as an offering exempt from registration under such laws and with all other applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Blue Sky Laws of the jurisdictions in which you offer Units. You acknowledge that the Partnership will rely upon your agreements in executing the Selling Group Manager Agreement with the Partnership.

     By entering into this Agreement, you hereby represent that you are registered as a broker-dealer under the Exchange Act, are qualified to act as a dealer in the jurisdiction(s) in which you will offer the Units, are a member in

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good standing of the National Association of Securities Dealers, Inc. ("NASD"),
and will maintain such registration, qualifications and membership in full force and effect and in good standing through the term of this Agreement. You also acknowledge your understanding that you are not entitled to any compensation hereunder for any period during which you have been suspended or expelled from membership in the NASD.

     For your sales efforts, you will be entitled to the selling commission set forth in the Selling Group Manager Agreement, and your Responsible Representative (whom you will identify to the Partnership) will be entitled to the Trailing Commission set forth in the Selling Group Manager Agreement, in each case as and when specified in the Selling Group Manager Agreement. In no event are you entitled to any sales commission if the Offering is terminated and no investors are admitted to the Partnership as limited partners. Sales commissions will be payable only with respect to transactions lawful in the jurisdictions where they occur.

     Purchases of Units must be made during the Offering period by the purchaser completing and executing a Subscription Agreement and other documents in the subscription documents accompanying the Prospectus. Each executed Subscription Agreement and other documents, together with the accompanying check payable to the order of "The Price Fund I, L.P. Escrow Account" or, as applicable, The Price Fund I, L.P. Subscription Account, for the full amount of the subscription (unless payment is made directly by wire transfer), should be forwarded to us by you by noon of the next business day after receipt by you.

     You agree diligently to make inquiries of each prospective purchaser of Units concerning the suitability of such an investment for such person and to retain in your records and make available to us and the Partnership, for a period of a least six years, information establishing that an investment in Units is suitable for each purchaser of Units solicited by you.

     You agree to notify us or the Partnership immediately of any request you receive from a recipient of a Prospectus for additional materials or information.

     All subscriptions solicited by you will be strictly subject to confirmation by us and acceptance thereof by the Partnership, and the Partnership reserves the right in its sole discretion to reject or accept, in whole or in part, any such subscription. No selling agent is authorized to act as agent for us when offering any of the Units, it being understood that you are an independent contractor. Nothing herein contained will constitute you or any other selling agent as being in association with us or as our joint venturer or partner.

     You further agree that you will not purchase any Units for your own

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account, either directly or indirectly through any person or entity which controls you or is controlled by you and you will not execute any transaction in the Units through a discretionary account without the prior written approval of the transaction by the respective customer.

     We understand that the Partnership will provide you with such number of copies of the enclosed Prospectus and such number of copies of amendments and supplements thereto as you may reasonably request. You agree to maintain records of the number of copies you receive of the Prospectus, as well as of the names and addresses of the prospective purchasers to whom you send copies of the Prospectus. We also understand that the Partnership may provide you with certain supplemental materials to be used by you in connection with the solicitation of sales of Units. In the event you elect to use any such supplemental material, you agree that such material will not be used in connection with the solicitation of Units unless accompanied or preceded by the Prospectus as then currently in effect and as it may be amended or supplemented in the future.

     This Agreement will terminate at the close of business on the 45th day after the completion of the sale of all Units by the Partnership, unless earlier terminated. We may terminate this Agreement at any time by written notice.

     You acknowledge that we have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the Offering, and that we have no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph do not constitute, a waiver by you of compliance with any provision of the Securities Act, applicable Blue Sky Laws or the rules and regulations thereunder.

     Pursuant to the Selling Group Manager Agreement, the Partnership agrees to indemnify each selling agent against certain liabilities including liabilities under the Securities Act. In the execution of the Selling Group Manager Agreement, we are deemed to act as your representative and you are deemed to be in privity of contract with the Partnership to the extent specified therein.

     Any notice from us to you will be determined to have been duly given if delivered to you by facsimile, personal delivery or U.S. mail, postage prepaid, to the address listed below by your signature.

     Neither you nor any other selling agent will be deemed for any reason to have any future duty or obligation to the Partnership or any Unit purchaser as a consequence of your right to receive the commission offered to you in this Agreement.

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     Please confirm your agreement hereto by signing and returning at once to us at 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604, the enclosed duplicate of this letter. Upon receipt thereof, this letter and such signed duplicate copy will evidence the agreement between us.

                                       Very truly yours,

                                       UHLMANN PRICE SECURITIES, LLC

                                       By:
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                                           -------------------------------------
                                       Title:
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AGREED TO AND ACCEPTED THIS _____ DAY OF __________________ 2____.



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                                               (Name of Selling Agent)

                                       By:
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                                       Name:
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                                       Title:
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                                       Address for Notices:

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